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                                                                  EXHIBIT 23.01




                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Post-Effective Amendment No. 2 to Registration Statement No. 2-75618 on Form S-8 dated September 12, 1988, Post-Effective Amendment No. 3 to Registration Statement No. 2-70180 on Form S-8 dated April 8, 1983, and Registration Statement No. 33-18565 on Form S-8 dated December 14, 1987 of Volt Information Sciences, Inc. of our report dated January 2, 1996, with respect to the consolidated financial statements and schedule of Volt Information Sciences, Inc. and subsidiaries included in the Form 10-K for the year ended November 3, 1995.

                                                         /s/ Ernst & Young LLP
                                                             Ernst & Young LLP



New York, New York
January 26, 1996